                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG

                        AMERICAN DENTAL PARTNERS, INC.,

                   AMERICAN DENTAL PARTNERS WISCONSIN, INC.,

                           SMILEAGE DENTAL CARE, INC.

                                      AND

                 THE SHAREHOLDERS OF SMILEAGE DENTAL CARE, INC.



                               DECEMBER 23, 1996

                                TABLE OF CONTENTS

                                                                            PAGE

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION.............................   1

BACKGROUND INFORMATION......................................................   1

ARTICLE I                          THE MERGER...............................   1

     (S)1.1  The Merger.....................................................   1
     (S)1.2  Closing; Effective Time........................................   2
     (S)1.3  Effects of the Merger..........................................   2
     (S)1.4  Certificate of Incorporation and Bylaws........................   2
     (S)1.5  Directors and Officers.........................................   2
     (S)1.6  Tax Effect of the Merger.......................................   2

ARTICLE II                        CAPITAL STOCK.............................   2

     (S)2.1  Capital Stock..................................................   2

             (a)  Outstanding American Shares...............................   2
             (b)  Outstanding Smileage Shares...............................   3
             (c)  Smileage Treasury Shares..................................   3

     (S)2.2  Exchange of Certificates; Issuance of Shares...................   3
             (a)  Surrender of Smileage Share Certificates..................   3
             (b)  Issuance of ADP Shares....................................   3
             (c)  Distributions with Respect to Unexchanged Shares..........   4

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF ADP........................   4

     (S)3.1  Organization and Standing......................................   4
     (S)3.2  Corporate Power and Authority..................................   4
     (S)3.3  Capitalization of ADP..........................................   4

             (a)  ADP Shares................................................   5
             (b)  Stock Ownership...........................................   5
             (c)  Due Authorization and Issuance............................   5
             (e)  Compliance with Laws; No Liens............................   5

     (S)3.5  Litigation.....................................................   6
     (S)3.6  Brokerage and Finder's Fees....................................   6
     (S)3.7  Subsidiaries...................................................   7
     (S)3.8  Financial Statements...........................................   7
     (S)3.9  Undisclosed Liabilities........................................   7
     (S)3.10 Absence of Certain Changes.....................................   8
     (S)3.11 Complete Disclosure............................................   8

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF
                  SMILEAGE SHAREHOLDERS.....................................   8

     (S)4.1  Organization and Standing......................................   8
     (S)4.2  Capitalization and Security Holders............................   9

             (a)  Smileage Shares...........................................   9
             (b)  Stock Ownership...........................................   9
             (c)  Due Authorization and Issuance............................   9
             (d)  No Other Commitment.......................................   9
             (e)  Compliance with Laws; No Liens............................   9

     (S)4.3  Subsidiaries...................................................  10
     (S)4.4  Business of Smileage...........................................  10
     (S)4.5  Corporate Power and Authority..................................  10
     (S)4.6  Consents and Approvals.........................................  10
     (S)4.7  Financial Statements...........................................  10
     (S)4.8  Undisclosed Liabilities........................................  11
     (S)4.9  Absence of Certain Changes.....................................  12
     (S)4.10 Taxes..........................................................  13
     (S)4.11 Compliance with Law............................................  14
     (S)4.12 Proprietary Rights.............................................  16
     (S)4.13 Restrictive Documents or Laws..................................  17
     (S)4.14 Insurance......................................................  17
     (S)4.15 Bank Accounts, Depositories; Powers of Attorney................  18
     (S)4.16 Title to and Condition of Properties...........................  18
     (S)4.17 Brokers, Finders...............................................  19
     (S)4.18 Legal Proceedings, etc.........................................  19
     (S)4.19 ERISA..........................................................  20
     (S)4.20 Contracts......................................................  22
     (S)4.21 Accounts Receivable............................................  23
     (S)4.22 No Conflict or Default.........................................  24
     (S)4.23 Books of Account; Records......................................  24
     (S)4.24 Officers, Employees and Compensation...........................  25
     (S)4.25 Labor Relations................................................  25
     (S)4.26 Suppliers and Third Party Payors...............................  26
     (S)4.27 Medicare and Medicaid..........................................  26
     (S)4.28 Investment Intent..............................................  26
     (S)4.29 Disciplinary Actions...........................................  27
     (S)4.30 Complete Disclosure............................................  28

ARTICLE V                  COVENANTS OF THE PARTIES.........................  28

     (S)5.1  Mutual Covenants...............................................  28

             (a)  General...................................................  28
             (b)  Governmental Matters......................................  28
             (c)  Securities Law Compliance.................................  28
             (d)  Subordination Agreement...................................  28

     (S)5.2  Covenants of Smileage and the Smileage Shareholders............  28

             (a)  Delivery of Smileage Interim Statements...................  29
             (b)  Conduct of Business.......................................  29
             (c)  Exclusive Rights..........................................  30
             (d)  Access to Records and Other Due Diligence.................  31
             (e)  Disclosures...............................................  31
             (f)  Employee Retention........................................  31
             (g)  Affiliate Indebtedness....................................  32
             (h)  Dividends and Distributions...............................  32
             (i)  Agreements with Shareholders..............................  32
             (j)  Restructuring of WDG......................................  32
             (k)  Notices of Certain Events.................................  32
             (l)  Representations and Warranties............................  33
             (m)  Noncompetition............................................  33
             (n)  Injunctive Relief.........................................  34

     (S)5.3  Covenants of ADP...............................................  34

             (a)  Representations and Warranties............................  34
             (b)  Delivery of Interim Statements............................  34

ARTICLE VI                   CONDITIONS.....................................  34

     (S)6.1  Mutual Conditions..............................................  34

             (a)  Legal Prohibition.........................................  34
             (b)  Service Agreement.........................................  35
             (c)  Governmental Approvals....................................  35
             (d)  Deike Option..............................................  35

     (S)6.2  Conditions to Obligations of Smileage and the Smileage
               Shareholders.................................................  35

             (a)  Representations and Warranties 35
             (b)  Performance of Agreement..................................  35
             (c)  Certificate...............................................  35
             (d)  Opinion of Counsel........................................  35
             (e)  Authority.................................................  35
             (f)  Restrictive Conditions....................................  36
             (g)  Due Diligence.............................................  36
             (h)  Financial Statements......................................  36
             (i)  Material Adverse Changes..................................  36

     (S)6.3  Conditions to Obligations of ADP and American..................  36

             (a)  Representations and Warranties............................  36
             (b)  Performance of Agreement..................................  36
             (c)  Certificate...............................................  36
             (d)  Reorganization............................................  36
             (e)  Restructure of WDG........................................  36
             (f)  Authority.................................................  37

             (g)  Professional Personnel....................................  37
             (h)  Financial Statements......................................  37
             (i)  Opinion of Counsel........................................  37
             (j)  Existing Employment and Deferred Compensation Agreements..  37
             (k)  Employment and Noncompetition Agreement with ADP..........  37
             (l)  Employment and Noncompetition Agreements of WDG...........  37
             (m)  Third Party Consents......................................  37
             (n)  Termination of Options....................................  38
             (o)  Restrictive Conditions....................................  38
             (p)  Defaults..................................................  38
             (q)  Material Adverse Changes..................................  38
             (r)  Books and Records.........................................  38
             (s)  Shareholders' Equity......................................  38
             (t)  Capital Expenditures......................................  39
             (u)  Agreement Between Smileage and GDP........................  39
             (v)  Compliance with Laws......................................  39
             (w)  Related Party Transactions................................  39
             (x)  Contract with First Commonwealth..........................  39
             (y)  Due Diligence.............................................  39

ARTICLE VII                 TERMINATION AND AMENDMENT.......................  40

     (S)7.1  Termination....................................................  40

             (a)  Termination by Smileage and the Smileage Shareholders.....  40
             (b)  Termination by ADP........................................  40

     (S)7.2  Amendment......................................................  40
     (S)7.3  Extension; Waiver..............................................  41

ARTICLE VIII                      INDEMNIFICATION...........................  41

     (S)8.1  Survival of Representations, Warranties and Agreements.........  41
     (S)8.2  Indemnification................................................  41
     (S)8.3  Limitations on Indemnification.................................  42
     (S)8.4  Procedure for Indemnification with Respect to Third Party
              Claims........................................................  44
     (S)8.5  Procedure For Indemnification with Respect to Non-Third Party
              Claims........................................................  45
     (S)8.6  Right of Setoff................................................  45

ARTICLE IX                        MISCELLANEOUS.............................  46

     (S)9.1  Attorney In Fact...............................................  46
     (S)9.2  Notices........................................................  46
     (S)9.3  Non-Waiver.....................................................  47
     (S)9.4  Genders and Numbers............................................  47
     (S)9.5  Headings.......................................................  48
     (S)9.6  Counterparts...................................................  48

     (S)9.7  Entire Agreement...............................................  48
     (S)9.8  No Third Party Beneficiaries...................................  48
     (S)9.9  Governing Law..................................................  48
     (S)9.10 Binding Effect; Assignment.....................................  48
     (S)9.11 Remedies.......................................................  48
     (S)9.12 Expenses.......................................................  48
     (S)9.13 Public Announcements...........................................  49
     (S)9.14 Severability...................................................  49

INDEX OF ADP SCHEDULES......................................................  51

INDEX OF SMILEAGE SCHEDULES.................................................  52

INDEX OF EXHIBITS...........................................................  53

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                -----------------------------------------------


     This Agreement and Plan of Merger and Reorganization (this "Agreement") is made effective December 23, 1996, among American Dental Partners, Inc., a Delaware corporation ("ADP"), American Dental Partners Wisconsin, Inc., a Wisconsin corporation which is a wholly-owned subsidiary of ADP ("American"), Smileage Dental Care, Inc., a Wisconsin corporation ("Smileage"), and the shareholders of Smileage, as identified on Exhibit A attached to this Agreement (the "Smileage Shareholders").

                             BACKGROUND INFORMATION
                             ----------------------

     A. ADP desires to acquire Smileage through the merger of Smileage with American (the "Merger"), pursuant to which all of the Smileage Shares (defined in (S)4.2, below) outstanding at the Effective Time (defined in (S)1.2, below) will be converted into the right to receive, in the aggregate, the following:
(i) cash in the amount of $546,250 (the "Cash Consideration"), subject to adjustment under (S)6.3(s); (ii) subordinated promissory notes in the form attached to this Agreement as Exhibit B in the aggregate original principal amount of $247,500 (the "Notes"); and (iii) 50,700 shares of common stock, $.01 par value, of ADP ("ADP Shares"), subject to adjustment under (S)6.3(s). Smileage will be the surviving entity resulting from the Merger and will be a wholly-owned subsidiary of ADP.

     B. The respective boards of directors of ADP, American, and Smileage have determined that the Merger and the other transactions described in this Agreement are desirable and in the best interests of their respective shareholders and have duly approved and adopted this Agreement. The shareholders of Smileage and American also have duly approved and adopted this Agreement.

                             STATEMENT OF AGREEMENT
                             ----------------------

     The parties to this Agreement (the "Parties") hereby acknowledge the above Background Information and agree as follows:

                                   ARTICLE I
                                   THE MERGER
                                   ----------

     (S)1.1  The Merger.  Upon the terms and subject to the conditions described
             ----------
in this Agreement, and in accordance with the provisions of Section 180.1101, Wisconsin Statutes (the "Wisconsin Statute"), Smileage shall be merged with American. The Merger shall be consummated by filing with the Secretary of State of Wisconsin (the "Secretary of State") a Certificate of Merger substantially in the form attached to this Agreement as Exhibit C (the "Certificate of Merger"). Following the Merger, the separate corporate existence of American shall cease and Smileage shall continue as the surviving corporation and shall continue its existence under the laws of the State of Wisconsin. Smileage, in its capacity as the corporation surviving the Merger, is sometimes referred to in this Agreement hereafter as the "Surviving Corporation."

     (S)1.2  Closing; Effective Time.  The closing of the transactions
             -----------------------
contemplated by this Agreement (the "Closing") shall be held at the offices of Niebler & Muren, S.C., Suite 270, 450 North Sunnyslope Road, Brookfield, Wisconsin, 53008, commencing at 10:00 a.m. Eastern time on such date (the "Closing Date") as may be reasonably designated by ADP; provided that the Closing shall be held not later than 15 business days after satisfaction or waiver of all conditions set forth in Article VI of this Agreement. Promptly following the Closing, Smileage and American shall cause the Certificate of Merger to be filed with the Secretary of State, and the Merger shall become effective at the time specified in the Certificate of Merger (the "Effective Time").

     (S)1.3  Effects of the Merger.  The Merger shall have the effects set forth
             ---------------------
in the Wisconsin Statute.

     (S)1.4  Certificate of Incorporation and Bylaws.  As provided in the
             ---------------------------------------
Certificate of Merger, the certificate of incorporation of American in effect immediately prior to the Effective Time shall be amended by the filing of the Certificate of Merger to adopt the name of Smileage Dental Care, Inc., and as so amended shall be the certificate of incorporation of the Surviving Corporation after the Merger. The bylaws of American in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation after the Merger.

     (S)1.5  Directors and Officers.  After the Effective Time, the directors
             ----------------------
and officers of American shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified.

     (S)1.6  Tax Effect of the Merger.  The Parties intend that the Merger
             ------------------------
constitute a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; provided that the Parties acknowledge and agree that the receipt by the Smileage Shareholders of the Cash Consideration and Notes will be a taxable event.

                                  ARTICLE II
                                 CAPITAL STOCK
                                 -------------

     (S)2.1  Capital Stock.  At the Effective Time, by virtue of the Merger and
             -------------
without any further action on the part of ADP, American, or the Smileage
Shareholders:

             (a)  Outstanding American Shares.  Each common share, $.01 par
                  ---------------------------
     value, of American which is issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding after the Effective Time, constituting one issued and outstanding common share, $.01 par value, of the Surviving Corporation.

             (b)  Outstanding Smileage Shares.  Each Smileage Share which is
                  ---------------------------
     issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, subject to the provisions of (S)2.2, below, (i) that number of ADP Shares which is equal to the result obtained when the total number of ADP Shares to be issued as a result of the Merger (as adjusted under (S)6.3(s), if applicable) is multiplied by a fraction having one as its numerator and having as its denominator the total number of Smileage Shares issued and outstanding immediately prior to the Effective Time (the "Conversion Fraction"), (ii) a Note in a principal amount equal to the result obtained when $247,500 is multiplied by the Conversion Fraction, and (iii) cash in an amount equal to the result obtained when the total Cash Consideration to be paid as a result of the Merger (as adjusted under (S)6.3(s), if applicable) is multiplied by the Conversion Fraction. For purposes of this Agreement, the 1,063 shares of Smileage stock which are subject to the Deike Option (as defined in (S)4.2(a), below) shall be deemed to be stock of Smileage which is issued and outstanding, and prior to the Closing Date, the Deike Option shall be exchanged for and converted into the Smileage Shares then subject to the Deike Option.

             (c)  Smileage Treasury Shares.  All Smileage Shares, if any, which
                  ------------------------
     are held in the treasury of Smileage shall be cancelled and retired, and no payment shall be made in respect of such Smileage Shares.

     (S)2.2  Exchange of Certificates; Issuance of Shares.
             --------------------------------------------

             (a)  Surrender of Smileage Share Certificates.  After the Effective
                  ----------------------------------------
     Time, the certificates representing the Smileage Shares (the "Smileage Share Certificates") shall represent for all purposes only the right to receive ADP Shares, Notes, and Cash Consideration pursuant to the provisions of (S)2.1, above, and this (S)2.2. Promptly after the Effective Time, each Smileage Shareholder shall surrender to ADP the Smileage Share Certificates evidencing all of the Smileage Shares owned by that Smileage Shareholder immediately prior to the Effective Time.

             (b)  Issuance of ADP Shares.  In consideration of the surrender of
                  ----------------------
     the Smileage Share Certificates evidencing the Smileage Shares owned by the Smileage Shareholders pursuant to (S)2.2(a), above, ADP shall, after the Effective Time and upon surrender by a Smileage Shareholder of such Shareholder's Smileage Share Certificates, issue to that Smileage

     Shareholder that number of ADP Shares, deliver to that Smileage Shareholder a Note having the principal amount, and pay to that Smileage Shareholder Cash Consideration in the amount to which that Smileage Shareholder is entitled following the conversion described in (S)2.1(b), above. For purposes of applying the provisions of this Article, the number of ADP Shares issuable to each Smileage Shareholder shall be rounded to the nearest 1/10, and the principal amount of Note and the amount of the Cash Consideration payable to each Smileage Shareholder shall be rounded to the nearest cent.

          (c) Distributions with Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
     other distributions, if any, with respect to ADP Shares having a record date after the Effective Time shall be paid or become payable to the holder of any unsurrendered certificate for Smileage Shares until such holder surrenders such certificate.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF ADP
                     -------------------------------------

     In order to induce Smileage and the Smileage Shareholders to enter into this Agreement, ADP hereby represents and warrants to Smileage and the Smileage Shareholders that the statements contained in this Article are true, correct and complete, except as disclosed in the Schedules specifically referred to in this Article and delivered by ADP to Smileage on or prior to the date of this Agreement (collectively, the "ADP Schedules"):

     (S)3.1  Organization and Standing.  Each of American and ADP is a
             -------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Copies of ADP's Articles of Incorporation and Bylaws which have been provided to Smileage and the Smileage Shareholders are true and correct copies thereof as of the date of this Agreement.

     (S)3.2  Corporate Power and Authority.  Each of American and ADP has all
             -----------------------------
requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of each of American and ADP. This Agreement has been duly executed and delivered by each of American and ADP and constitutes the legal, valid and binding obligation of each of American and ADP, enforceable against American and ADP in accordance with its terms.

     (S)3.3  Capitalization of ADP.
             ---------------------

     (a) ADP Shares.  ADP's authorized capital stock consists solely of (i)
         ----------
1,000,000 shares of common stock, $.01 par value, of which __________ are issued and outstanding; (ii) 400,000, $.01 par value, Series A Convertible Preferred Shares, of which _____________ are issued and outstanding; and (iii) 70,000, $.01 par value, Series B Redeemable Preferred Shares, of which ___________ are issued and outstanding.

     (b) Stock Ownership.  ADP has made available to Smileage a correct and
         ---------------
complete list of the names of the ADP shareholders, and the number, class and series of shares of ADP capital stock held beneficially and of record by, the ADP shareholders, including the holders of any options or warrants for any capital stock of ADP.

     (c) Due Authorization and Issuance.  Each outstanding share of capital
         ------------------------------
stock of ADP is, and all ADP Shares to be issued in connection with the Merger will be, duly authorized, validly issued, fully paid and nonassessable, and have not been and will not be issued in violation of any preemptive or similar rights. American is a wholly-owned subsidiary of ADP.

     (d) No Other Commitment.  Except as set forth in Schedule 3.3 or as
         -------------------
may be the subject of pending negotiations in connection with ADP's efforts to acquire other dental clinics and related services (an "Acquisition") or as otherwise contemplated by the Merger and the terms of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by either ADP or any of its shareholders who either alone or a part of a group beneficially own 5% or more of the outstanding voting stock of ADP, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of ADP and ADP has no obligations of any kind to issue any additional securities of ADP, or any predecessor.

     (e) Compliance with Laws; No Liens.  Each outstanding share of capital
         ------------------------------
stock of ADP has been, and all ADP Shares to be issued in connection with the Merger will be, issued in full compliance with all applicable federal and state securities laws and other laws. Except as set forth in Schedule 3.3, all such ADP Shares are free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts, and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant federal and state securities laws. Except as set forth in Schedule 3.3 or in connection with a pending or recently-completed Acquisition, ADP has not agreed to register any securities under the Securities Act of 1933, as amended

     (the "Securities Act"), and the rules and regulations thereunder or under any state securities law.

     (S)3.4  Conflicts; Consents and Approvals.  Neither the execution and
             ---------------------------------
delivery of this Agreement by ADP nor the consummation of the transactions contemplated in this Agreement will:

             (a) Violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ADP under any of the terms, conditions or provisions of the certificate of incorporation or bylaws, each as amended to date, of ADP, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which ADP is a party and which is material to ADP and its subsidiaries, taken as a whole;

             (b) Violate any order, writ, injunction, decree, statute, rule or regulation, applicable to ADP or its properties or assets; or

             (c) Require any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentality or authority, other than (i) such actions taken in respect of federal and state securities laws as are contemplated by this Agreement; and (ii) the filing of the Certificate of Merger with the Secretary of State.

     (S)3.5  Litigation.  There is no suit, claim, action, proceeding or
             ----------
investigation pending or, to the best knowledge of ADP, threatened against ADP which, individually or in the aggregate, is reasonably likely to have a material adverse effect on ADP and its subsidiaries, taken as a whole, or a material adverse effect on the ability of ADP to consummate the transactions contemplated in this Agreement. ADP is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a material adverse effect on it or a material adverse effect on the ability of ADP to consummate the transactions contemplated by this Agreement.

     (S)3.6  Brokerage and Finder's Fees.  Neither ADP nor any of its
             ---------------------------
stockholders, directors, officers or employees has incurred, or will incur on behalf of ADP, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     (S)3.7  Subsidiaries.  Set forth on Schedule 3.7 is a current and complete
             ------------
list of all subsidiary corporations of ADP, and the number and class of shares of capital stock of each such subsidiary, and the percentage of all capital stock of that subsidiary which is represented by the shares owned by ADP. Except as set forth in Schedule 3.7, ADP does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture, or other entity or enterprise (hereinafter, simply "entity"). Except in connection with a pending Acquisition, ADP is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity not a subsidiary of ADP.

     (S)3.8  Financial Statements.
             ---------------------

             (a) ADP has furnished to Smileage and the Smileage Shareholders the balance sheet for ADP for the nine months ended September 30, 1996, and the related statement of income and retained earnings for the period then ended, all of which have been internally prepared by ADP's management (collectively, the "ADP Financial Statements"). The ADP Financial Statements have been prepared from and in accordance with the books and records of ADP on a consistent basis, shall be initialed for identification by the chief executive officer of ADP, and fairly present the financial condition of ADP as of the date stated and the results of operations of ADP for the period then ended in accordance with such practices.

             (b) When delivered in accordance with Section 5.3(b) of this Agreement, the balance sheet of ADP as of October 31, 1996, and the related statements of income and retained earnings for the period beginning on the first day of ADP's current fiscal year through October 31, 1996 (collectively, the "ADP Interim Statements"), shall have been internally prepared on a basis consistent with that used in the ADP Financial Statements, and shall fairly present the financial condition of ADP as of such date and the results of operations of ADP for such period then ended in accordance with such practices.

     (S)3.9  Undisclosed Liabilities.  Except as disclosed in Schedule 3.9, ADP
             -----------------------
does not have any liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

             (a) Those set forth in the ADP Financial Statements which have not been paid or discharged since the date thereof; and

             (b) Current liabilities (determined in accordance with generally accepted accounting principles) incurred since the beginning of ADP's current fiscal year in transactions in the ordinary course of business consistent with past practices which are properly reflected on its books, are or will be properly reflected in the ADP Interim Statements, and are not inconsistent with the other representations, warranties and agreements of ADP set forth in this Agreement.

     (S)3.10  Absence of Certain Changes.  Except as set forth in Schedule 3.10,
              --------------------------
since the beginning of ADP's current fiscal year, there has not been any material adverse change in the business, operations, assets, properties, prospects, rights or condition (financial or otherwise) of ADP, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change.

     (S)3.11  Complete Disclosure.  No representation or warranty by ADP in
              -------------------
this Agreement or the ADP Schedules contains, or will contain as of the Closing, any untrue statement of a material fact or omits, or will omit as of the Closing, a material fact necessary to make the statements contained herein or therein not misleading.

     The representations and warranties contained in this Article shall expire automatically on the third anniversary of the Closing Date.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF SMILEAGE SHAREHOLDERS
                            ------------------------

     In order to induce ADP to enter into this Agreement, the Smileage Shareholders hereby jointly and severally (except for those specific representations and warranties which are made severally as expressly set forth herein) represent and warrant to ADP that the statements contained in this Article are true, correct and complete, except as disclosed in the Schedules specifically referred to in this Article and delivered by Smileage to ADP on or prior to the date of this Agreement (collectively, the "Smileage Schedules").

     (S)4.1  Organization and Standing.  Smileage is a corporation duly
             -------------------------
organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Smileage is duly qualified to do business and is in good standing in each jurisdiction listed in Schedule 4.1, is not qualified to do business in any other jurisdiction, and neither the nature of the business conducted by Smileage nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. Smileage has not received any written notice or assertion within the last three years from any governmental official in any jurisdiction to the effect that it is required to be qualified or authorized to do business in such jurisdiction, in which Smileage is not so qualified or has not obtained such authorization. Smileage is not in default in the performance, observation or fulfillment of any provision of its certificate or articles of incorporation, bylaws, or other organizational documents, as applicable, each as amended to date.

     (S)4.2  Capitalization and Security Holders.
             -----------------------------------

             (a)  Smileage Shares.  The authorized capital stock of Smileage
                  ---------------
     (the "Smileage Shares") consists solely of 56,000 shares of common stock, par value $.01 a share (the "Common Shares"), of which 34,350 are issued and outstanding and 1,063 are subject to an option in favor of Don A. Deike (the "Deike Option"). The Smileage Shareholders hold beneficially and of record all of the outstanding Smileage Shares. All of the outstanding Smileage Shares are entitled to vote with respect to the Merger.

             (b)  Stock Ownership.  Schedule 4.2 sets forth a correct and
                  ---------------
     complete list of the name and address of, and the number of Smileage Shares held beneficially and of record by, the Smileage Shareholders, respectively.

             (c)  Due Authorization and Issuance.  Each outstanding Smileage
                  ------------------------------
     Share has been duly authorized and validly issued and is fully paid and non-assessable (except to the extent provided in Wisconsin Statutes
     (S)180.0622(2)(b)) and has not been issued in violation of any preemptive or similar rights.

             (d)  No Other Commitment.  Except as set forth in Schedule 4.2,
                  -------------------
     there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by either Smileage or the Smileage Shareholders of any Smileage Shares, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Smileage and Smileage has no obligation of any kind to issue any additional securities of Smileage, or any predecessor.

             (e)  Compliance with Laws; No Liens.  The issuance and sale of all
                  ------------------------------
     of the Smileage Shares have been in full compliance with all applicable federal and state securities laws and other laws. Except as set forth in
     Schedule 4.2, each Smileage Shareholder severally represents and warrants that the Smileage Shares owned by such Smileage Shareholder are free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant to federal and state securities laws. Except as set forth in Schedule 4.2,

     Smileage has not agreed to register any securities under the Securities Act, and the rules and regulations thereunder or under any state securities law.

     (S)4.3  Subsidiaries.  Set forth on Schedule 4.3 is a correct and complete
             ------------
list of all subsidiary corporations of Smileage, the number and class of shares of capital stock of each such subsidiary, and the percentage of all capital stock of that subsidiary which is represented by the shares owned by Smileage. Except as set forth on Schedule 4.3, Smileage does not own, directly or indirectly, any equity or other ownership interest in any entity. Smileage is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

     (S)4.4  Business of Smileage.  Smileage is and has been engaged in the
             --------------------
business of providing dental services to its patients and is engaged in no other business whatsoever except as may be incidental to the foregoing and except as to providing administrative services to Georgia Dental Plan, Inc. and to [First Commonwealth/SDS].

     (S)4.5  Corporate Power and Authority.  Smileage has all requisite
             -----------------------------
corporate power and authority to enter into and perform this Agreement and to carry out its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by the board of directors and the shareholders of Smileage. This Agreement has been duly executed and delivered by Smileage and constitutes the legal, valid and binding obligation of Smileage enforceable against Smileage in accordance with its terms. No other corporate action or proceeding by or in respect of Smileage is or was necessary to authorize this Agreement or the consummation of the transactions contemplated by this Agreement.

     (S)4.6  Consents and Approvals.  Except for the consents described in
             ----------------------
Schedule 4.6, all of which shall be obtained prior to the Closing (unless otherwise expressly agreed by ADP in writing), neither the execution and delivery of this Agreement by Smileage or the Smileage Shareholders nor the consummation of the transactions contemplated by this Agreement require or will require any action, consent, or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority, other than the filing of the Certificate of Merger with the Secretary of State.

     (S)4.7  Financial Statements.
             --------------------

             (a) Smileage shall furnish to ADP the following (collectively, the "Smileage Financial Statements"): (i) the balance sheets for Smileage as at December 31, 1995, and the related statements of income and retained earnings and cash flows for the fiscal year then ended, including, in each case, the related notes, all of which shall be prepared, examined and accompanied by the unqualified audit report of BDO Seidman, LLP ("BDO Seidman"); and
     (ii) the consolidated balance sheets for Smileage Dental Services, Inc. (with which SDC was then consolidated) as at December 31, 1994, and December 31, 1993, and the related statements of income and retained earnings and cash flows for the fiscal years then ended, including, in each case, the related notes, all of which have been prepared, examined and accompanied by the unqualified audit report of BDO Seidman. The Smileage Financial Statements as at and for the fiscal year ended December 31, 1995, are sometimes hereinafter referred to separately as the "1995 Smileage Financial Statements". The Smileage Financial Statements shall be prepared from and be in accordance with the books and records of Smileage and in conformity with generally accepted accounting principles applied on a consistent basis, shall be initialed for identification by the chief executive officer of Smileage, and shall fairly present the financial condition of Smileage as of the dates stated and the results of operations of Smileage for the periods then ended in accordance with such practices.

             (b) When delivered in accordance with Section 5.2(a) of this Agreement, the balance sheet of Smileage as of the most recent month-end prior to the Closing Date, and the related statements of income and retained earnings and cash flows for the period beginning on the first day of Smileage's current fiscal year through the most recent month-end prior to the Closing (collectively, the "Smileage Interim Statements"), shall have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that used in the Smileage Financial Statements, and shall fairly present the financial condition of Smileage as of such date and the results of operations of Smileage for such period then ended in accordance with such practices.

     (S)4.8  Undisclosed Liabilities.  Except as disclosed in Schedule 4.8,
             -----------------------
Smileage does not have any liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

             (a) Those set forth in the 1995 Smileage Financial Statements which have not been paid or discharged since the date thereof;

             (b) Those arising from and after the date of this Agreement under agreements or other commitments specifically identified in Schedule 4.20; and

             (c) Current liabilities (determined in accordance with generally accepted accounting principles) incurred since January 1, 1996, in transactions in the ordinary course of business consistent with past practices which are properly reflected on its books, are or will be properly reflected in the Smileage Interim Statements, and are not inconsistent with the other representations, warranties and agreements of the Smileage Shareholders set forth in this Agreement.

     (S)4.9  Absence of Certain Changes.  Except as set forth in Schedule 4.9 or
             --------------------------
reflected in the Smileage Interim Statements, since January 1, 1996, there has not been:

             (a) Any material adverse change in the business, operations, assets, properties, prospects, rights or condition (financial or otherwise) of Smileage, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change (a "Material Adverse Effect");

             (b) Any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder of Smileage or any direct or indirect redemption, purchase or other acquisition by Smileage of any of its capital stock or any options, warrants, rights or agreements to purchase or acquire such stock;

             (c) Any increase in amounts payable by Smileage to or for the benefit of, or committed to be paid by Smileage to or for the benefit of any stockholder, director, or officer of Smileage, or any other consultant, agent or employee of Smileage, or any relatives of any such person, or any increase in any benefits granted under any bonus, stock option, profit-sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan, payment or arrangement made to, with or for the benefit of any such person, excepting only reimbursement in the ordinary course of business, in a manner consistent with past practices, of out-of-pocket expenses incurred by employees of Smileage directly in connection with Smileage's business;

             (d) Any transaction entered into or carried out by Smileage other than in the ordinary course of its business;

             (e) Any borrowing or agreement to borrow funds by Smileage, any incurring by Smileage of any other obligation or liability (contingent or otherwise), except current liabilities incurred in the ordinary course of business (consistent with past practices), or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other individual, firm, corporation or other entity by Smileage;

             (f) Any material change in Smileage's method of doing business or any change in its accounting principles or practices or its method of application of such principles or practices;

             (g) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of Smileage;

             (h) Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of Smileage, other than in the usual and ordinary course of business;

             (i) Any purchase of or any agreement to purchase assets (other than inventory purchased in the ordinary course of business consistent with past practices) for an amount in excess of $10,000 for any one purchase or $25,000 for all such purchases made by Smileage or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by Smileage exceeding an aggregate of $10,000;

             (j) Any loan or advance made by Smileage to any individual, firm, corporation or other entity;

             (k) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any material term, condition or provision of any contract, agreement, license or other instrument to which Smileage is a party, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business;

             (l) Any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of Smileage, including without limitation the filing of any petition or charge of unfair labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slow down; or

             (m) Any disciplinary or other similar action, proceeding, or investigation taken by the Wisconsin Board of Dentistry or other governmental or accrediting board, agency, or authority against or with respect to Smileage, any Smileage Shareholder, or any employee of Smileage or any of its affiliates.

     (S)4.10 Taxes.
             -----

             (a) Smileage has duly, properly, and timely filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and all taxes, assessments, fees and other governmental charges due from Smileage, including without limitation those arising under such returns and reports, have been fully paid or are fully accrued as liabilities in the 1995 Smileage Financial Statements or the Smileage Interim Statements and will be timely paid. No claim has been made by authorities in any jurisdiction where Smileage did not file tax returns that it is or may be subject to taxation therein.

             (b) Smileage has delivered to ADP copies of all federal, state, local, and foreign income tax returns filed with respect to Smileage for taxable periods ended on or after December 31, 1991. Schedule 4.10 sets forth the dates and results of any and all audits conducted by taxing authorities within the last five years or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. Except as set forth in Schedule 4.10, all deficiencies proposed as a result of any audits have been paid or settled. There are no pending or, to the knowledge of the Smileage Shareholders, threatened federal, state, local or foreign tax audits or assessments of Smileage and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of Smileage.

             (c) Smileage is not on the date of this Agreement, nor will it be as of the Closing, liable for taxes, assessments, fees or governmental charges for which Smileage has not made adequate provision, including setting aside a sufficient reserve to cover that potential liability in full in the 1995 Smileage Financial Statements or the Smileage Interim Statements.

             (d) There exists no tax-sharing agreement or arrangement pursuant to which Smileage is obligated to pay the tax liability of any other person or entity, or to indemnify any other person or entity with respect to any tax.

             (e) Schedule 4.10 includes a list of all states, territories and jurisdictions to which any tax is properly payable by Smileage.

     (S)4.11 Compliance with Law.  Smileage has complied and is in compliance in
             -------------------
all material respects with all applicable laws, statutes, orders, rules, regulations, policies and guidelines promulgated, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority, agency, or instrumentality relating to Smileage, or its business or properties, including without limitation all zoning, fire, safety, building, asbestos laws, ordinances, regulations and requirements, Environmental Laws (defined below), Governmental Reimbursement Laws (defined in (S)3.27), Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Americans with Disabilities Act of 1990, all applicable federal, state and local laws, rules and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees; federal and state antitrust and trade regulation laws applicable to competition generally, establishing or complying with minimum fee schedules, or to agreements restricting, allocating or otherwise affecting geographic or product markets; all laws, rules, and regulations relating to the licensing or credentialing of dentists, endodontists, periodontists, prosthodontists, pediatric dentists, orthodontists, oral surgeons, certified registered dental assistants, hygienists, and other dental care professionals involved with the business of Smileage; all federal or state laws and regulations relating to fraud and abuse; and all related laws, ordinances, regulations and requirements (all of the foregoing, collectively, the "Applicable Laws"). Schedule 4.11 includes a list of all franchises, licenses, permits, consents, authorizations, approvals and certificates necessary for Smileage to carry on its business as presently conducted (collectively, the "Permits"), each of which currently is owned by Smileage and is valid and in full force and effect. Except as set forth in
Schedule 4.11, Smileage is not in violation of any of the Permits, and there are no pending or, to the knowledge of the Smileage Shareholders, threatened proceedings which could result in the revocation, cancellation or inability of Smileage to renew any Permit. Except as set forth in Schedule 4.11, Smileage has not been charged in writing with or given written notice of any violation of any of the Applicable Laws which violation has not been remedied in full (without any remaining liability of Smileage). Except as set forth on Schedule 4.11, Smileage has never disposed of, or contracted for the disposal of, hazardous wastes or hazardous substances in violation of any of the Applicable Laws.

     For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, and local environmental laws, statutes, ordinances, and codes relating to the protection of public health or the environment (including without limitation any water, water vapor, land, subsurface, air, fish, wildlife, biota, and other natural resources) and/or governing the use, storage, treatment, generation, transportation, processing, handling, management, production, or disposal of solid wastes, medical wastes, toxic substances, hazardous wastes, hazardous substances, petroleum, petroleum based products, radio-nuclides, or other radioactive materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives of federal, state, and local government agencies and authorities with respect thereto.

     (S)4.12 Proprietary Rights.  Schedule 4.12 sets forth:
             ------------------

          (a) All material patents, inventions, trade secrets, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which Smileage owns or has the right to use or to which Smileage is a party; and

          (b) All filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (a) and (b) of this section, together with the customer lists described below, being sometimes hereinafter referred to collectively as the "Proprietary Rights").

     Except as set forth in Schedule 4.12, Smileage is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is no pending or, to the knowledge of the Smileage Shareholders, threatened investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to Smileage's right, title or interest in any Proprietary Right.

     Other than those Proprietary Rights listed in Schedule 4.12, no name, patent, invention, trade secret, patient list, customer list, proprietary right, computer software, trademark, trade name, service mark, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of Smileage in substantially the same manner as such business is presently conducted. No business of Smileage has been or is now being conducted in contravention of any trademark, copyright or other proprietary right of any third party.

     Except as set forth in Schedule 4.12, none of the Proprietary Rights: has been hypothecated, sold, assigned or licensed by Smileage, or any other person, corporation, firm or other legal entity; infringes upon or violates the rights of any person, firm, corporation, or other legal entity; is subject to challenge, claims of infringement, unfair competition or other claims; or is being infringed upon or violated by any person, firm, corporation or other legal entity. Except as set forth in Schedule 4.12: Smileage has not given, directly or indirectly, any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies which Smileage uses, licenses or sells; no product, process, method or operation presently sold, engaged in or employed by Smileage infringes upon any rights owned by any other person, firm, corporation or other legal entity; and there is no pending or threatened claim or litigation against Smileage contesting the right of Smileage to sell, engage in or employ any such product, process, method, or operation.

     Except as set forth in Schedule 4.12, Smileage has exclusive rights to own, use and license others to use the computer software used by Smileage (the "Software"). Schedule 4.12 lists and briefly describes, and Smileage has provided to ADP true, correct and complete copies of, all material licenses, agreements, documents and other materials relating to the Software and to the rights of Smileage herein. Smileage has not licensed or otherwise authorized any other person to use or make use of all or any part of the Software, nor has Smileage granted, assigned or otherwise conveyed any right in or to the Software.

     Schedule 4.20 sets forth an accurate and complete list of the 10 largest third party payors, as of the date of this agreement, in terms of revenue generation for Smileage who currently contract with Smileage for the performance of, and reimbursement for, dental services. Smileage has made available to ADP a listing of all individuals enrolled as patients with Smileage as at December 31, 1995 and November 30, 1996, pursuant to any such contract.

     (S)4.13 Restrictive Documents or Laws.  With the exception of the matters
             -----------------------------
listed in Schedule 4.13, Smileage is not a party to or bound under any mortgage, lien, lease, agreement, contract, instrument, law, order, judgment or decree, or any similar restriction not of general application which materially and adversely affects, or reasonably could be expected to so affect (a) the condition of Smileage (financial or otherwise); (b) the continued operation by ADP of Smileage's assets after the Closing on substantially the same basis as such assets are currently operated; or (c) the consummation of the transactions contemplated by this Agreement.

     (S)4.14 Insurance.  Set forth in Schedule 4.14 is a true, correct and
             ---------
complete list of all insurance policies and bonds, if any, in force which are owned by Smileage or in which, to the knowledge of the Smileage Shareholders, Smileage is named as an insured party, or for which Smileage has paid any premiums, and such lists correctly state the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amounts, if any, the expiration date and the premium amount of each such policy or bond. Except as disclosed in Schedule 4.14, all such policies or bonds are currently in full force and effect and no written notice of cancellation or termination has been received by Smileage with respect to any such policy or bond. Smileage will continue all such policies and bonds in full force and effect through the Closing. All premiums due and payable on such policies and bonds have been paid. Except as disclosed in Schedule 4.14, Smileage is not a co-insurer under any term of any insurance policy.

     (S)4.15 Bank Accounts, Depositories; Powers of Attorney.  Set forth in
             -----------------------------------------------
Schedule 4.15 is a true, correct and complete list of the names and locations of all banks or other depositories in which Smileage has accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in such Schedule 4.15, no person or entity has a power of attorney from Smileage.

     (S)4.16 Title to and Condition of Properties.  Except as set forth in
             ------------------------------------
Schedule 4.16, Smileage has good, valid and marketable title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property now used in and necessary for the conduct of its business as presently conducted (including without limitation all property and assets shown or reflected on the 1995 Financial Statements). Except as set forth in Schedule 4.16, all such properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever, including without limitation (a) rights or claims of parties in possession; (b) easements or claims of easements; (c) encroachments, overlaps, boundary line or water drainage disputes or any other matters; (d) any lien or right to a lien for services, labor or material furnished; (e) special tax or other assessments; (f) options to purchase, leases, tenancies, or land contracts; (g) contracts, covenants, or reservations which restrict the use of such properties and (h) violations of Environmental Laws and zoning, fire safety, building, and other laws, ordinances and regulations applicable to such properties. The current uses of all such properties are in compliance with all federal, state, local or other governmental building, zoning, health, safety, platting, subdivision or other law, ordinance or regulation, or any applicable private restriction, and such uses are legal conforming uses. Except as set forth in Schedule 4.16, no financing statement under the Uniform Commercial Code or similar law naming Smileage as debtor has been filed in any jurisdiction, and Smileage is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement. Schedule 4.16 contains a complete and accurate legal description of all of the real property owned or leased by Smileage (organized by category). Smileage does not own or lease any other real property.

     Except as set forth in Schedule 4.16, all real property and structures, to the extent occupied by Smileage, and all machinery, equipment, and other tangible personal property owned, leased or used by Smileage which are material to the operation of its business, are suitable for the purpose or purposes for which they are being used, and, to the knowledge of the Smileage Shareholders, are in good condition and repair. To the knowledge of the Smileage Shareholders, there are no material structural defects in the exterior walls or the interior bearing walls, the foundation or the roof of any building or other such structure owned or used by Smileage, and the electrical, plumbing, heating systems, and air conditioning systems of all such structures are in good operating condition. To the knowledge of the Smileage Shareholders, no hazardous waste or toxic material has been disposed of or discharged on, leaked from, or has otherwise contaminated any real property owned, leased or used by Smileage. To the knowledge of the Smileage Shareholders, no hazardous waste or toxic material is stored upon or in any real property owned, leased, or used by Smileage (including without limitation any underground storage tanks). Smileage has not received any written notice of non-compliance or violations or threatened non-compliance or violations of any applicable Environmental Laws relating to any real property owned, leased or used by Smileage. The utilities servicing the real properties owned or used by Smileage are, to the knowledge of the Smileage Shareholders, adequate to permit the continued operation of the business of Smileage, and there are no pending or, to the knowledge of the Smileage Shareholders, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially affect such continued operation.

     (S)4.17 Brokers, Finders.  The transactions contemplated by this Agreement
             ----------------
were not submitted to either Smileage or the Smileage Shareholders by any broker or other person entitled to a commission, finder's fee or like payment thereon, and were not, with the consent of either Smileage or the Smileage Shareholders, submitted to ADP by any broker or other person, and none of the actions of either Smileage or the Smileage Shareholders have given rise to any claim by any person for a commission, finder's fee or like payment against any of the Parties.

     (S)4.18 Legal Proceedings, etc.  Except as listed and described in Schedule
             -----------------------
4.18, there are no (and over the last five years there have been no) claims, proceedings, suits or investigations pending or, to the knowledge of the Smileage Shareholders, overtly threatened against or relating to Smileage (or any of its officers, directors, or shareholders in connection with the business or affairs of Smileage), by or before any federal, state, local or foreign court or governmental body, agency, or authority. There are no such claims, proceedings, suits or investigations pending or, to the knowledge of the Smileage Shareholders, threatened for the purpose of enjoining or preventing the consummation of the Merger or any other transaction contemplated by this Agreement or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. Except as disclosed in Schedule 4.18, neither Smileage nor any of its officers, directors, or shareholders are subject to any judgment, order or decree, or any governmental restriction applicable to Smileage, which has a reasonable probability of having a Material Adverse Effect, or which may materially adversely affect the ability of Smileage to acquire any property or conduct business as is currently being conducted.

     (S)4.19 ERISA.
             -----

          (a) Schedule 4.19 identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time during the last five years maintained, administered or contributed to by Smileage or any affiliate (as defined below) and covers any employee or former employee of Smileage or any affiliate or under which Smileage or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to ADP together with the three most recent annual reports (Form
5500) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this section, "affiliate" of any person or entity means any other person or entity which, together with such person or entity, would be treated as a single employer under
Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA of such person or entity. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA (the "Pension Plans") are identified as such on Schedule 4.19.

          (b) No Employee Plan constitutes a "multiemployer plan," as defined in
Section 3(37) of ERISA, or a "defined benefit plan," as defined in Section 3(35) and subject to Title IV of ERISA, and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Pension Plan, whether or not waived. Full payment has been made of all amounts which Smileage or any affiliate is required to have paid as contributions to or benefits under any Employee Plan as of the end of the most recent fiscal year thereof and there are no unfunded obligations under any Employee Plan that have not been disclosed to ADP in writing prior to the Closing. Neither Smileage nor the Smileage Shareholders know of any "reportable event," within the meaning of Section 4043 of ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan. To the knowledge of the Smileage Shareholders, no condition exists and no event has occurred that could constitute grounds for termination of any Employee Plan. Neither Smileage nor any of its affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by

Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make either Smileage or any officer or director of Smileage, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code. There is no pending or, to the knowledge of the Smileage Shareholders, threatened litigation, arbitration, disputed claim, adjudication, audit, examination or other proceeding with respect to any Employee Plan or any fiduciary or administrator thereof in their capacities as such.

          (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Smileage has furnished to ADP copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained, from the time of such Plan's inception up to and including the performance of any or all transactions contemplated in this Agreement, in material compliance with its terms and the requirements and fiduciary standards prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

          (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of Smileage or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of the Code.

          (e) Schedule 4.19 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Smileage or any of its affiliates, and
(iii) covers any employee or former employee of Smileage or any of its affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to ADP, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in material compliance with its terms and in material compliance with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

          (f) Except as set forth in Schedule 4.19, there is no liability in respect of post-retirement health and medical benefits for retired employees of Smileage or any of its affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). Smileage has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of Smileage under the terms of any such plan and descriptions thereof given to employees. With respect to any of Smileage's Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, to the knowledge of the Smileage Shareholders, there has been timely compliance in all material respects with all requirements imposed thereunder.

          (g) Except as set forth in Schedule 4.19, there has been no amendment to, written interpretation or announcement (whether or not written) by Smileage or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended immediately prior to the Closing.

          (h) Except as set forth in Schedule 4.19, Smileage is not a party or subject to any union contract or any employment contract or arrangement providing for annual future compensation to any officer, consultant, director or employee.

          (i) The execution and consummation of the transactions contemplated by this Agreement will not constitute a triggering event under any Employee Plan, whether or not legally enforceable, which will result in any payment, acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of Smileage that has not been specifically disclosed on Schedule 4.19 or which is not material to the financial condition or business of Smileage.

          (j) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder prior to the date of this Agreement.

     (S)4.20 Contracts.  Schedule 4.20 lists and briefly describes all
             ---------
contracts, purchase orders, agreements, leases, executory commitments, arrangements and understandings (written or oral) to which Smileage is a party
(a) which, including all amendments and supplements thereto, are material to the condition, operations, assets or business of Smileage, (b) which (i) involve payments or commitments in excess of $25,000 for any purchase order or $25,000 for any other contract, agreement, lease, commitment, arrangement, or understanding, or (ii) extend beyond one year (or both), unless cancelable on 60 or fewer days' notice without any liability, penalty or premium, (c) with any present or former stockholder, director or officer of Smileage, or any person related by blood or marriage to any such person or any person or entity controlling, controlled by or under common control with any such person, or with any employee, agent or consultant of Smileage not terminable at will, (d) which provide for a discount from Smileage's standard fee schedules, (e) which provide for the future purchase by Smileage of any materials, equipment, services or supplies, which continue for a period of more than 12 months (including periods covered by any option to renew by either party) or which provide for a price materially in excess of current market prices or is in excess of normal operating requirements over its remaining term, or (f) which involve any of the following: (i) any borrowings or guarantees; (ii) any contracts containing covenants purporting to limit the freedom of Smileage to compete in any line of business or provide any of their services in any geographic area; (iii) any obligation or commitment which limits the freedom of Smileage to sell, lease, license or otherwise provide its services; (iv) any contract or agreement the performance of which can reasonably be expected to result in a loss to Smileage; or (v) any obligation or commitment providing for indemnification or responsibility for the obligations or losses of any person. All of such contracts, agreements, leases, commitments, and other arrangements and understandings are valid and binding, in full force and effect and enforceable in accordance with their respective provisions. Smileage is not in violation of nor in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both) would constitute a default of any such contract, agreement, lease, commitment, arrangement or understanding.

     Except as set forth in Schedule 4.20, Smileage has not received any written notice or, to the knowledge of the Smileage Shareholders, any other notice from any third party payor, patient, or supplier to the effect that such third party payor, patient, or supplier will terminate its relationship or unilaterally modify any terms of that relationship, where applicable, with Smileage as a result of any transaction contemplated by this Agreement or otherwise.

     Attached to Schedule 4.20 is a correct and complete copy of the fee schedule which is currently in effect under each agreement with a third party payor to which Smileage is a party.

     Also attached to Schedule 4.20 is a correct and complete list of all dentists employed or retained by Smileage.

     (S)4.21 Accounts Receivable.  Smileage has delivered to ADP a correct and
             -------------------
complete schedule of its accounts receivable and notes receivable as at November 30, 1996. Except as set forth in

Schedule 4.21, all accounts and notes receivable of Smileage as of such date, and any accounts and notes receivable arising between such date and the Closing represent or will represent sales actually made or services actually provided in the ordinary course of business consistent with past practices.

     Since December 31, 1995, there have been no accounts receivable of Smileage converted to notes receivable or otherwise extended, except as listed in
Schedule 4.21, and from the date of this Agreement through the Closing, no accounts receivable of Smileage will be converted to notes receivable, written off or otherwise extended without the prior written consent of ADP.

     Schedule 4.21 includes a list of all amounts payable to Smileage by any Affiliate of Smileage (the "Related Party Receivables") and all amounts payable by Smileage to any Affiliate of Smileage (the "Related Party Payables") as of December 31, 1995, specifying the payor, payee, and amount of each Related Party Receivable and Related Party Payable. For purposes of this Agreement, other than for (S)4.19, above, an "Affiliate" of Smileage shall mean any shareholder, director, officer, employee, representative, or other agent of Smileage, any person related by blood or marriage to any such person, or any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with Smileage or any such other person or entity.

     (S)4.22 No Conflict or Default.  Except for the consents described in
             ----------------------
Schedule 4.22, all of which shall be obtained prior to the Closing (unless otherwise expressly agreed by ADP in writing), neither the execution and delivery of this Agreement by Smileage and the Smileage Shareholders, nor compliance by Smileage and the Smileage Shareholders with the terms and provisions of this Agreement, including without limitation the consummation of the transactions contemplated by this Agreement, will, to the knowledge of the Smileage Shareholders, violate in any manner any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the articles or certificate of incorporation or bylaws of Smileage or of any agreement, deed, contract, undertaking, mortgage, indenture, writ, order, decree, restriction, legal obligation or instrument to which Smileage is a party or by which Smileage or any of its respective assets or properties are or may be bound or affected.

     (S)4.23 Books of Account; Records.  Smileage's general ledgers, stock
             -------------------------
record books, minute books and other corporate records relating to the material assets, properties, contracts and outstanding legal obligations of Smileage are, in all material respects, complete and correct, and the matters contained therein are appropriate and accurately reflected in the 1995 Financial Statements and the Smileage Interim Statements.

     (S)4.24 Officers, Employees and Compensation.  Smileage has made available
             ------------------------------------
to ADP a true and correct list of all directors and officers of Smileage, their respective terms of office, the total salary, bonus, fringe benefits and perquisites each received in the fiscal year ended December 31, 1995, and any changes to the foregoing which have occurred subsequent to December 31, 1995, and a list of the current compensation of any other employee of Smileage whose total current salary and bonus exceeds $35,000 annually and any consultant, advisor, or independent contractor whose compensation exceeds $5,000 annually. No changes will be made by Smileage in the amount or kind of any compensation being paid or provided to any individuals listed from the amounts and kinds of compensation described therein prior to the Closing without ADP's prior written consent. Except as disclosed to ADP in writing, there are no other forms of compensation paid to any such director, officer or employee of Smileage. Except as disclosed to ADP in writing, the provisions for wages and salaries accrued in the 1995 Smileage Financial Statements are, and such provisions accrued on the Smileage Interim Statements will be, adequate for wages and salaries and other compensation to its employees, including without limitation vacation pay, sick pay, accrued compensation to any dentist, and all commissions and other fees payable to agents, salesmen and representatives of Smileage. Except as set forth in Schedule 4.24, Smileage has not become obligated, directly or indirectly, to any stockholder, director or officer of Smileage or any person related to such person by blood or marriage, except for current liability for such compensation. Except as set forth in Schedule 4.24, no stockholder, director, officer, agent or employee of Smileage or any person related to such person by blood or marriage holds any position or office with or has any material financial interest, direct or indirect, in any supplier, customer or account of, or other outside business which has material transactions with, Smileage. Smileage has no agreement or written understanding with any of its stockholders, directors, officers, employees or representatives which would influence any such person not to become associated with ADP from and after the Closing or from serving Smileage after the Closing in a capacity similar to the capacity presently held. Except as set forth in Schedule 4.24, no employee of Smileage, to the best knowledge of Smileage and the Smileage Shareholders, have a present intention to leave the employ of Smileage or has taken any action indicative of leaving the employ of Smileage.

     (S)4.25 Labor Relations.  Smileage has complied in all material respects
             ---------------
with all applicable federal, state and local laws, rules, and regulations relating to employment, and has complied in all respects with all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees and the payment of premiums and benefits under applicable worker compensation laws. Except as set forth in Schedule 4.25, no employees of Smileage are represented by any labor union or covered under any collective bargaining agreement, and there is no unfair labor practice complaint against Smileage pending before the National Labor Relations Board. There is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or threatened against or involving Smileage. No labor grievance has been filed with Smileage and no arbitration proceeding, which has had or may have such an effect, has arisen out of or under a collective bargaining or other labor agreement and is pending, and no claim therefor has been asserted in writing. Except as set forth on Schedule 4.25, no collective bargaining or other labor agreement is currently being negotiated by Smileage and no union or collective bargaining unit represents Smileage's employees. Smileage has not experienced any work stoppage or other material labor difficulty during the past five years.

     (S)4.26 Suppliers and Third Party Payors.  Except as set forth in Schedule
             --------------------------------
4.26, no supplier of products or services to Smileage has indicated that it shall stop, or decrease the rate of, or substantially increase its fees for, supplying products or services to Smileage either prior to, or following the Effective Date. Schedule 4.26 sets forth (a) a list of all third party payors who have terminated their relationships with Smileage since January 1, 1996, or have notified Smileage or any Smileage Shareholder since January 1, 1996, that they intend to terminate their relationships with Smileage, and (b) the gross receipts received from such third party payors for the 12-month period ending on December 31, 1995. Except as set forth in Schedule 4.26, Smileage and the Smileage Shareholders do not know of any loss of a relationship with any third party payor that alone or in the aggregate comprises more than 1% of fiscal 1995 actual revenues of Smileage as shown in the 1995 Smileage Financial Statements that has indicated that it is considering or plans to discontinue using Smileage as its provider of dental services as a result of the Merger or otherwise.

     (S)4.27 Medicare and Medicaid.  Neither Smileage nor any dentist employed
             ---------------------
by Smileage is a participant of Medicare, Medicaid, or any other governmental health care reimbursement program (collectively, the "Governmental Programs"), nor has or does Smileage or any such dentist received or expect to receive any reimbursement under any such Governmental Programs. Neither Smileage nor any employee or other agent of Smileage has violated any law, statute, rule, regulation, or order under or relating to any Governmental Program, including without limitation those relating to fraud and abuse (the "Governmental Reimbursement Laws"), which violation would have a Material Adverse Effect.

     (S)4.28 Investment Intent.  Each Smileage Shareholder:  (a) has received
             -----------------
copies of the documents identified in the attached Exhibit D; (b) is a resident of the State of Wisconsin; (c) is either (i) an "accredited investor," as that term is defined in Regulation D promulgated under the Securities Act, or (ii) by reason of his business and financial experience, and the business and financial experience of those persons advising him with respect to his investment in the ADP Shares and the Notes, he, together with such advisors, has such knowledge, sophistication, and experience in business and financial matters so as to be able to evaluate the merits and risks of his prospective investment in the ADP Shares and the Notes; (d) to his satisfaction, has been provided the opportunity to ask questions and receive answers from ADP concerning the terms and conditions of the ADP Shares and the Notes to be received in the Merger, has had all such questions answered, and has been supplied all additional information deemed necessary by him to verify the accuracy of all information provided; (e) is acquiring the ADP Shares and the Notes to be acquired by him for his own account for investment purposes only and without any view towards resale or other distribution; (f) except for the representations and warranties of ADP expressly set forth in Article III of this Agreement, no representations or warranties have been made to him by or on behalf of ADP in connection with this transaction, and in making his investment in the ADP Shares and the Notes, he is relying on the results of his own independent investigation; (g) understands that an investment in the ADP Shares and the Notes are a speculative investment and can bear the economic risks of his investment in the ADP Shares and the Notes, can afford a complete loss of such investment, and is not relying upon any representation or warranty made by ADP, or any officer, director, shareholder, employee, agent, or representative of ADP regarding the value of the ADP Shares and the Notes, except as expressly set forth in Article III hereof; (h) understands that the issuance of the ADP Shares and the Notes as a result of this Agreement is intended to be exempt from registration under the Securities Act and applicable state law and that the ADP Shares and the Notes are not and will not be registered under the Securities Act, the Securities Exchange Act of 1934, or any state securities laws, and that there will be no public market for the ADP Shares and the Notes; (i) agrees that any certificates evidencing the ADP Shares acquired by him shall contain a legend to the effect that such shares have not been registered under the Securities Act or any state securities laws and may not be sold without registration as required by the Securities Act and applicable state securities laws or exemptions therefrom, and in the case of such an exemption, requiring delivery to ADP of a legal opinion of or satisfactory to its legal counsel that such exemption is applicable; (j) agrees that ADP can issue stop transfer instructions to its transfer agent prohibiting transfer of the ADP Shares to be acquired by him except in compliance with the provisions of the Securities Act, applicable state securities laws, this Agreement, and the Shareholders Agreement (defined in (S)5.2(i), below); and (k) understands that the ADP Shares will be subject to additional transfer, voting, and other restrictions pursuant to the Shareholders Agreement.

     (S)4.29 Disciplinary Actions.  Except as set forth in Schedule 4.29, during
             --------------------
the three year period ending on December 31, 1995, there have been no disciplinary or other similar actions, proceedings, or investigations taken by the Wisconsin Board of Dentistry or other governmental or accrediting board, agency, or authority against or with respect to Smileage, any Smileage Shareholder, or any employee of Smileage or its affiliate, Wisconsin Dental Group, S.C. ("WDG").

     (S)4.30 Complete Disclosure.  No representation or warranty by either
             -------------------
Smileage or the Smileage Shareholders in this Agreement or the Smileage Schedules contains, or will contain as of the Closing, any untrue statement of a material fact or omits, or will omit as of the Closing, a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V
                            COVENANTS OF THE PARTIES
                            ------------------------

     (S)5.1  Mutual Covenants.
             ----------------

          (a)  General.  Each Party shall use all reasonable efforts to take all
               -------
     actions and do all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including without limitation using all reasonable efforts to cause the conditions set forth in this Article for which such Party is responsible to be satisfied as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any other Party may reasonably request.

          (b)  Governmental Matters.  Each Party shall use all reasonable
               --------------------
     efforts to take any action that may be necessary, proper or advisable in connection with any notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality that it may be required to give, make or obtain.

          (c) Securities Law Compliance.  ADP shall have the right to revise and
              -------------------------
     update the attached Exhibit D and the disclosure documents described in that Exhibit prior to the Closing in such manner as ADP deems necessary to comply with any federal or state securities laws.

          (d) Subordination Agreement.  At the Closing, ADP and each of the
              -----------------------
     Smileage Shareholders shall execute a Subordination Agreement with respect to the Notes in substantially the form as Exhibit E attached to this Agreement.

     (S)5.2  Covenants of Smileage and the Smileage Shareholders.  Smileage and
             ---------------------------------------------------
the Smileage Shareholders jointly and severally agree that:

          (a)  Delivery of Smileage Interim Statements.  Smileage shall cause
               ---------------------------------------
     the Smileage Interim Statements to be delivered to ADP as soon as is reasonably practicable.

          (b) Conduct of Business.  Except as otherwise expressly contemplated
              -------------------
     by this Agreement, from the date of this Agreement until the Closing (the "Pre-Merger Period"): (i) neither Smileage nor the Smileage Shareholders shall take or permit to be taken any action or do or permit to be done anything in the conduct of the business of Smileage or WDG, or otherwise, that would be contrary to or in breach of any of the provisions of this Agreement or which would cause any of their representations and warranties contained in this Agreement to be or become untrue in any material respect;
     (ii) Smileage and WDG shall conduct their respective businesses in the ordinary course consistent with their past practices; and (iii) Smileage and the Smileage Shareholders shall use all reasonable efforts to preserve Smileage's business organizations intact, keep available to Smileage and ADP the present services of Smileage's nonprofessional employees, keep available for WDG the services of WDG's professional employees, and preserve for Smileage and ADP the goodwill and all agreements with third parties with whom business relationships exist. Without limiting the generality of the foregoing, during the Pre-Merger Period, except as otherwise expressly contemplated by this Agreement or with the prior written consent of ADP, Smileage shall not:

               (i) Adopt or propose any change in its articles or certificate of incorporation or bylaws; adjust, split, combine, or reclassify any of its capital stock; or make any other changes in its authorized or issued capital stock except in connection with the Deike Option;

               (ii) Redeem, purchase, or otherwise acquire any shares of its capital stock; grant any person or entity any right to acquire any shares of its capital stock; issue, deliver, sell, or agree to issue, deliver, or sell, any additional shares of its capital stock or any other securities other than issuances of the capital stock of Smileage upon the exercise of any currently outstanding options to acquire such shares set forth in Schedule 4.2; or enter into any agreement or arrangement with respect to the sale or voting of its shares of capital stock except in connection with the Deike Option;

               (iii) Merge or consolidate with any other person or entity or acquire a material amount of assets of any other person or entity;

               (iv) Sell, lease, license, pledge, encumber, or otherwise dispose of any assets or property other than in the ordinary course of business consistent with past practices;

               (v) Incur, create, assume, or otherwise become liable for any indebtedness other than indebtedness incurred in the ordinary course of business consistent with past practices (but subject in any event to (S)5.2(g) of this Agreement);

               (vi) Enter into or modify any employment, severance, termination, or similar agreement or arrangement with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant, or employee;

               (vii) Adopt, amend or terminate any employee benefit plan, except in accordance with (S)4.19, above, or increase, amend, or terminate any benefits to officers, directors, consultants, or employees;

               (viii) Modify in any material way or terminate any of the contracts listed or required to be listed in Schedule 4.20 except in the ordinary course of business consistent with past practices;

               (ix) Settle any claims, litigation, or actions, whether now pending or hereafter made or brought, unless such settlement does not and could not have a Material Adverse Effect on Smileage;

               (x) Engage in any transaction, or enter into any agreement, contract, lease, or other arrangement or understanding, with any Affiliate of Smileage, except for any transactions agreed to in writing by ADP; or

               (xi) Agree or commit to do any of the foregoing.

          (c) Exclusive Rights.  Neither Smileage nor the Smileage Shareholders,
              ----------------
     nor any of their respective Affiliates or representatives shall, directly or indirectly, solicit (including without limitation by way of furnishing or making available any non-public information concerning the business, properties or assets of Smileage) or engage in negotiations or discussions with, disclose any of the terms of this Agreement to, accept any offer from, furnish any information to, or otherwise cooperate, assist or participate with any person or organization (other than ADP and its representatives) regarding any Acquisition Proposal (defined below), except that (i) any person or entity making an Acquisition Proposal may be informed of the restrictions contained in this sentence and (ii) any action required by law (including the fiduciary duties of directors) shall be permitted. Smileage and the Smileage Shareholders shall notify ADP promptly by telephone, and thereafter promptly confirm in writing, if any such information is requested from, or any Acquisition Proposal is received by, Smileage or any of the Smileage Shareholders. For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal received by the Smileage Shareholders or Smileage prior to the Effective Time regarding the acquisition by purchase, merger, lease, or otherwise of any capital stock of Smileage, any of the business of Smileage, or any material assets, customer relationships or other operations of Smileage.

          (d) Access to Records and Other Due Diligence.  During the Pre-Merger
              -----------------------------------------
     Period, Smileage shall: (i) make or cause to be made available to ADP and its representatives, attorneys, accountants and agents, for examination, inspection, and review, the assets and property of Smileage and WDG and all books, contracts, agreements, commitments, records and documents of every kind relating to Smileage's or WDG's businesses, and shall permit ADP and its representatives, attorneys, accountants and agents to have access to the same at all reasonable times, including without limitation access to all tax returns filed and in preparation and all audit and other work papers of BDO Seidman and all reports to management and related responses;
     (ii) permit representatives of ADP to interview suppliers, customers, and personnel of Smileage; and (iii) permit representatives of ADP to participate in all aspects of the preparation of the Smileage Interim Statements.

          (e) Disclosures.  After the date of this Agreement, neither Smileage
              -----------
     nor any of the Smileage Shareholders shall: (i) disclose to any person, association, firm, corporation or other entity (other than ADP or those designated in writing by ADP) in any manner, directly or indirectly, any proprietary information or data relevant to the business of Smileage or WDG whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity (other than ADP or those designated in writing by ADP) to use, in any manner, directly or indirectly, any such information or data, excepting only (A) use of such data or information as is at the time generally known to the public and which did not become generally known through any breach of any provision of this section by Smileage or any Smileage Shareholder, and (B) disclosures of information to employees of Smileage who need to know such information and use of such information by employees of Smileage who need to use such information, in each use only to the extent necessary for the benefit of Smileage or ADP.

          (f)  Employee Retention.  Smileage and the Smileage Shareholders
               ------------------
     understand that in ADP's view it is essential to the successful operation of the business of Smileage that Smileage retain substantially unimpaired its operating organization, except for any changes contemplated by this Agreement. During the Pre-Merger Period, Smileage and the Smileage Shareholders shall endeavor in good faith at all times to maintain good relations with all Smileage employees.

          (g) Affiliate Indebtedness.  During the Pre-Merger Period, neither
              ----------------------
     Smileage nor any of the Smileage Shareholders shall cause or permit Smileage to make any advances, loans, or extensions of credit to any Affiliate of Smileage, or otherwise increase the Related Party Receivables owed to Smileage by any Affiliate of Smileage other than in the ordinary course of business.

          (h)  Dividends and Distributions.  During the Pre-Merger Period,
               ---------------------------
     Smileage shall not, and the Smileage Shareholders shall not permit Smileage to, declare, set aside or pay any dividend or any distribution (in cash or in kind) to any of its shareholders.

          (i) Agreements with Shareholders.  At the Closing, the Smileage
              ----------------------------
     Shareholders shall execute a Shareholders Agreement in substantially the form of Exhibit F attached to this Agreement (the "Shareholders Agreement") and a Registration Rights Agreement in substantially the form of Exhibit G attached to this Agreement.

          (j) Restructuring of WDG.  Prior to the Closing, Smileage and the
              --------------------
     Smileage Shareholders shall take such actions to cause the ownership, employees, assets, and other items of WDG to be restructured, reallocated, or otherwise modified on terms satisfactory to ADP, and after the Closing, WDG shall operate the professional dental practice currently operated by WDG prior to such restructuring.

          (k) Notices of Certain Events.  Smileage and the Smileage Shareholders
              -------------------------
     shall promptly notify ADP of:

               (i) Any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) Any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

               (iii) Any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Smileage or any of the Smileage Shareholders, threatened against, relating to, involving, or otherwise affecting any of the Smileage Shareholders, Smileage, or any of their respective properties which, if in existence on the date of this Agreement would have been required to have been disclosed by Smileage and the Smileage Shareholders pursuant to (S)4.18 or which relate to the consummation of the transactions contemplated by this Agreement; and

               (iv) Any circumstances or events which, if in existence on the date of this Agreement, would make any representation or warranty of the Smileage Shareholders incorrect or incomplete in any material respect.

          (l) Representations and Warranties.  At the Closing, Smileage and the
              ------------------------------
     Smileage Shareholders shall deliver to ADP a certificate, in form and content reasonably satisfactory to ADP, confirming that the representations and warranties set forth in Article IV of this Agreement are correct and complete in all material respects as of the Closing Date.

          (m)  Noncompetition.  From and after the Effective Date and for the
               --------------
     period of two years thereafter, each Smileage Shareholder shall not directly or indirectly (whether individually or as a shareholder or other owner, partner, member, director, officer, employee, consultant, creditor, or agent of any person, association, or other entity):

               (i) Enter into, engage in, or promote or assist (financially or otherwise), directly or indirectly, any business which provides management, consulting or other similar services of the type provided by any Affiliated Company (defined below) to any practice providing dental, orthodontic, periodontic, prosthodontic, endodontic, or other professional dental services, pediatric dentistry, or oral surgery anywhere in the Restricted Territory (defined below);

               (ii) Induce or encourage any employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company to terminate its relationship with any such Affiliated Company, or otherwise interfere or attempt to interfere in any way with any Affiliated Company's relationships with its employees, officers, directors, agents, suppliers, independent contractors, or others; or

               (iii) Employ or engage any person who, at any time within the one-year period immediately preceding such employment or engagement, was an employee, officer, director, agent, supplier, or independent contractor of any Affiliated Company.

          For purposes of this (S)5.2(m): (A) "Affiliated Company" shall mean ADP and all subsidiaries or affiliates of ADP other than Summit Ventures IV, L.P. and Noro-Moseley Partners III, L.P., and their affiliates which are not engaged in a business similar to that of ADP or its subsidiaries; (B) "Restricted Territory" shall mean a radius of 30 miles from any facility or operation leased, owned, managed, or operated by any Affiliated Company; and (C) nothing contained in this (S)5.2(m) shall be construed to prohibit or restrict any Smileage Shareholder who is a licensed dentist from practicing dentistry anywhere in the world.

          (n) Injunctive Relief.  Smileage and the Smileage Shareholders
              -----------------
     acknowledge and agree that ADP's remedies at law for any violation or attempted violation of any of Smileage's or the Smileage Shareholders' obligations under this Article would be inadequate, and agree that in the event of any such violation or attempted violation, ADP shall be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available to ADP from time to time.

     (S)5.3  Covenants of ADP.  ADP agrees that:
             ----------------

          (a)  Representations and Warranties.  At the Closing, ADP shall
               ------------------------------
     deliver to Smileage and the Smileage Shareholders a certificate, in form and substance reasonably satisfactory to the Smileage Shareholders, confirming that the representations and warranties set forth in Article III of this Agreement are correct and complete in all material respects as of the Closing Date.

          (b)  Delivery of Interim Statements. ADP shall cause the ADP Interim
               ------------------------------
     Statements to be delivered to Smileage as soon as is reasonably practicable.

                                   ARTICLE VI
                                   CONDITIONS
                                   ----------

     (S)6.1  Mutual Conditions.  The obligations of the Parties to consummate
             -----------------
the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by both Smileage and ADP:

          (a) Legal Prohibition.  No temporary restraining order, preliminary or
              -----------------
     permanent injunction or other order or decree which prevents the consummation of the Merger or the other transactions contemplated by this Agreement having been issued and remaining in effect, and no statute, rule or regulation having been enacted by any state or federal government or governmental agency, which would prevent the consummation of the Merger or the other transactions contemplated by this Agreement.

          (b) Service Agreement.  WDG and Smileage shall have entered into a
              -----------------
     Services Agreement in the form attached as Exhibit H to this Agreement (the "Service Agreement").

          (c)  Governmental Approvals.  Any governmental or other approvals or
               ----------------------
     reviews of this Agreement or the transactions contemplated by this Agreement required under any applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated thereunder, or Smileage's governance documents shall have been received.

          (d) Deike Option.  ADP and Smileage shall be satisfied with the
              ------------
     resolution of the issues arising in connection with the Deike Option.

     (S)6.2 Conditions to Obligations of Smileage and the Smileage Shareholders.
            -------------------------------------------------------------------
The obligations of Smileage and the Smileage Shareholders to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by Smileage and the Smileage Shareholders in writing:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of ADP set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

          (b) Performance of Agreement.  ADP shall have performed and observed
              ------------------------
     in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Closing Date.

          (c) Certificate.  ADP shall have furnished Smileage and the Smileage
              -----------
     Shareholders with a certificate dated the Closing Date signed by its president to the effect that the conditions set forth in (S)(S)6.2(a) and
     (b) have been satisfied.

          (d) Opinion of Counsel.  Smileage and the Smileage Shareholders shall
              ------------------
     have received the legal opinion, dated the Closing Date, of Baker & Hostetler, counsel to ADP, in substantially the form as Exhibit I attached to this Agreement.

          (e) Authority.  Smileage shall have received evidence satisfactory to
              ---------
     it that this Agreement and the transactions contemplated by this Agreement have been properly authorized by ADP.

          (f)  Restrictive Conditions.  ADP shall be free from any agreements,
               ----------------------
     restrictions or conditions which in the reasonable opinion of Smileage would have a material adverse effect upon ADP's financial condition, operations, projects, assets, business or ability to consummate this transaction.

          (g)  Due Diligence.  Smileage and the Smileage Shareholders shall be
               -------------
     satisfied with the results of their due diligence review of ADP.

          (h)  Financial Statements. ADP shall have delivered to Smileage the
               --------------------
     ADP Financial Statements and the ADP Interim Statements.

          (i)  Material Adverse Changes.  No material adverse change having
               ------------------------
     occurred in ADP's financial condition, operations, prospects, assets or business.

     (S)6.3  Conditions to Obligations of ADP and American.  The obligations of
             ---------------------------------------------
ADP and American to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by ADP in writing:

          (a) Representations and Warranties.  The representations and
              ------------------------------
     warranties of Smileage and the Smileage Shareholders set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date.

          (b) Performance of Agreement.  Smileage and the Smileage Shareholders
              ------------------------
     shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them under this Agreement at or prior to the Closing Date.

          (c) Certificate.  Smileage and the Smileage Shareholders shall have
              -----------
     furnished ADP with a certificate dated the Closing Date signed by Smileage and all of the Smileage Shareholders to the effect that the conditions set forth in (S)(S)6.3(a) and (b) have been satisfied.

          (d) Reorganization.  The Smileage Shareholders shall have caused such
              --------------
     reorganization or restructuring of Smileage as may be necessary or appropriate on terms satisfactory to ADP so that the Merger complies with all applicable federal and state laws and regulations.

          (e) Restructure of WDG.  WDG shall have been restructured as described
              ------------------
     in (S)5.2(j), and ADP shall be satisfied with the organizational and operational documents and structures of WDG, including without limitation the employment and noncompetition agreements between WDG and those Smileage Shareholders who are employees of WDG.

          (f) Authority.  ADP shall have received evidence satisfactory to it
              ---------
     that this Agreement and the transactions contemplated by this Agreement have been properly authorized by Smileage and WDG.

          (g) Professional Personnel.  ADP confirming to its satisfaction that
              ----------------------
     the professional personnel employed or otherwise retained by Smileage or WDG support the transactions contemplated by this Agreement, including without limitation the restructuring and operation of WDG and the ability of WDG to support its obligations under the Service Agreement.

          (h) Financial Statements.  Smileage shall have delivered to ADP the
              --------------------
     Smileage Financial Statements and the Smileage Interim Statements.

          (i) Opinion of Counsel.  ADP shall have received the legal opinion,
              ------------------
     dated the Closing Date, of Niebler & Muren, S.C., counsel to Smileage and the Smileage Shareholders, in the form attached as Exhibit J to this Agreement.

          (j) Existing Employment and Deferred Compensation Agreements.  At or
              --------------------------------------------------------
     prior to the Closing, Smileage shall have terminated all employment agreements or arrangements (including without limitation all individual disability and deferred compensation arrangements) between Smileage and any of its employees.

          (k) Employment and Noncompetition Agreement with ADP.   Each of Don A.
              ------------------------------------------------
     Deike, Dr. David H. Erickson and James H. Bryant shall have entered into an employment and noncompetition agreement with Smileage acceptable to ADP.

          (l) Employment and Noncompetition Agreements of WDG.  WDG shall have
              -----------------------------------------------
     agreed to enter into employment and noncompetition agreements with each of the Smileage Shareholders who are employees of WDG as required by the Service Agreement, substantially in the form as Exhibit K attached to this Agreement.

          (m) Third Party Consents.  ADP shall have received all necessary or
              --------------------
     appropriate third party consents and approvals relating to this Agreement and the transactions contemplated by this Agreement, and ADP shall be satisfied that all significant contracts of Smileage shall remain in full force and effect after the Effective Time in accordance with the terms and conditions of such contracts, subject to any modifications required by this Agreement.

          (n) Termination of Options. Prior to the Closing, all outstanding
              ----------------------
     options, warrants, or other rights to acquire any capital stock of Smileage which have not been exercised prior to the execution of this Agreement shall have been terminated on terms satisfactory to ADP.

          (o) Restrictive Conditions.  Smileage, WDG, and the Smileage
              ----------------------
     Shareholders shall be free from any agreements, restrictions or conditions which in the reasonable opinion of ADP would have a material adverse effect upon Smileage's or WDG's financial condition, operations, prospects, assets, business, or ability to consummate the transactions contemplated by this Agreement.

          (p) Defaults.  No material agreement or other document or restriction
              --------
     to which Smileage, WDG, or any Smileage Shareholder is subject being in default or being breached by the transactions contemplated by this Agreement, which in either case in the reasonable opinion of ADP would have a material adverse effect on Smileage's or WDG's financial condition, operations, prospects, assets, or business or on the ability of Smileage, WDG, or any of the Smileage Shareholders to consummate the transactions contemplated by this Agreement.

          (q) Material Adverse Changes.  No material adverse change having
              ------------------------
     occurred in Smileage's or WDG's financial condition, operations, prospects, assets, or business.

          (r) Books and Records.  Smileage shall have delivered to ADP all books
              -----------------
     and corporate records of Smileage, including without limitation the stock books and ledgers, the corporate seal, minute books, books of account, bank account lists and tax returns and records.

          (s) Shareholders' Equity.  The shareholders' equity of Smileage,
              --------------------
     calculated in accordance with generally accepted accounting principles, shall not be less than $461,000 (the "Equity Requirement") as of the Closing; provided that, in the event the Closing occurs after October 31, 1996, the Equity Requirement shall increase automatically at a rate of $12,000 per month, prorated on a daily basis through the date of the Closing. If the Equity Requirement is not met, then ADP may, at its option elect to waive this condition, proceed with the Closing: and (i) reduce the number of ADP Shares which the Smileage Shareholders are to receive at the Closing by an amount agreed upon by ADP and Smileage (with such reduction to be allocated among the ADP Shares to be issued to the Smileage Shareholders, respectively, in proportion to the respective interests of the Smileage Shareholders in the total number of ADP Shares which could be issued but for such reduction); or (ii) in the event ADP and Smileage are unable to reach such an agreement by the Closing Date, ADP may instead reduce the Cash Consideration by the amount by which the shareholders' equity of Smileage is less than the Equity Requirement. For purposes of determining compliance with such condition, such shareholders' equity shall be based upon financial statements (the "Closing Financial Statements") prepared in accordance with generally accepted accounting principles, as of a date which is not more than three business days prior to the Closing, by BDO Seidman and approved by any firm of independent certified public accountants selected by ADP (the "ADP CPAs"). Smileage shall, and shall cause BDO Seidman to, permit representatives of ADP and the ADP CPAs to review all aspects of the preparation of the Closing Financial Statements, including without limitation review of all work papers of BDO Seidman.

          (t) Capital Expenditures.  The aggregate capital expenditures and
              --------------------
     capital lease obligation of Smileage, calculated in accordance with generally accepted accounting principles, for the period beginning on September 1, 1996 and ending on the Closing Date shall not be more than $758,000.

          (u) Agreement Between Smileage and GDP.  Georgia Dental Plan, Inc.
              ----------------------------------
     shall have entered into an administrative services agreement with Smileage substantially in the form of Exhibit L attached to this Agreement.

          (v) Compliance with Laws.  ADP shall have (i) received evidence
              --------------------
     reasonably satisfactory to it that the business of Smileage has been, at all times prior to the Closing, in compliance in all material respects with all Applicable Laws relating directly or indirectly to the provision of dental services; and (ii) confirmed to its satisfaction that the transactions contemplated by this Agreement will be in compliance with all applicable federal and state laws and regulations.

          (w) Related Party Transactions.  ADP shall be satisfied that all
              --------------------------
     transactions between Smileage or WDG and any Affiliate of Smileage or WDG are on arm's-length terms and conditions.

          (x) Contract with First Commonwealth.  ADP shall be satisfied with the
              --------------------------------
     contractual arrangements between Smileage and First Commonwealth.

          (y) Due Diligence.  ADP shall be satisfied with the results of its due
              -------------
     diligence review of Smileage and WDG.

                                 ARTICLE VII
                           TERMINATION AND AMENDMENT
                           -------------------------

      (S)7.1  Termination.
              -----------

              (a) Termination by Smileage and the Smileage Shareholders.  This
                  -----------------------------------------------------
     Agreement may be terminated and cancelled at any time prior to the Effective Time by Smileage and the Smileage Shareholders: (i) if (A) any of the representations or warranties of ADP contained in this Agreement or the ADP Schedules, if any, shall prove to be inaccurate in any material respect, or any obligation or condition to be performed or observed by ADP under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by ADP of written notice of such occurrence from Smileage and the Smileage Shareholders; or (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Merger or any other transaction contemplated by this Agreement shall have become final and non-appealable.

             (b)  Termination by ADP.    This Agreement may be terminated and
                  ------------------
     cancelled at any time prior to the Effective Time by ADP: (i) if (A) any of the representations or warranties of Smileage or any of the Smileage Shareholders contained in this Agreement or the Smileage Schedules shall prove to be inaccurate in any material respect, or any obligation or condition to be performed or observed by Smileage or any of the Smileage Shareholders under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement, and
     (B) such inaccuracy or failure shall not have been cured within 15 business days after receipt by Smileage and the Smileage Shareholders of written notice of such occurrence from ADP; (ii) if any permanent injunction or other order of a court or other competent authority preventing consummation of the Merger or any other transaction contemplated by this Agreement shall have become final and non-appealable; (iii) in the event of a material adverse loss or damage to, or condemnation of the property or assets of Smileage, it being understood among the Parties that none of the risk of any such loss or damage prior to the Closing shall be borne by ADP; (iv) if within 15 business days after ADP's receipt of the Smileage Interim Statements, ADP shall notify Smileage that it does not approve the Smileage Interim Statements; or (v) if the Closing has not occurred on or before December 31, 1996.

     (S)7.2  Amendment.  This Agreement may not be amended except by an
             ---------
instrument in writing signed by all of the Parties.

     (S)7.3  Extension; Waiver.  At any time prior to the Effective Time, ADP
             -----------------
(with respect to Smileage) and Smileage and the Smileage Shareholders (with respect to ADP) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other Party; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed by such Party.

                                  ARTICLE VIII
                                INDEMNIFICATION
                                ---------------

     (S)8.1  Survival of Representations, Warranties and Agreements.
             ------------------------------------------------------

             (a) Subject to the limitations set forth in (S)8.3, below, and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of any Party hereto, all representations, warranties, covenants and agreements in this Agreement and in any other documents executed or delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (the "Additional Documents") shall survive the execution, delivery and performance of this Agreement and the Additional Documents. All representations and warranties set forth in this Agreement and in the Additional Documents shall be deemed to have been made again at and as of the Effective Time.

             (b) As used in this Article, any reference to a representation, warranty or covenant contained in any section of this Agreement shall include the Schedule relating to such section.

     (S)8.2  Indemnification.
             ---------------

             (a) Subject to the limitations set forth in (S)8.3, below, ADP (on the one hand) and the Smileage Shareholders, jointly and severally, or severally as to those representations made severally (on the other hand), shall indemnify and hold harmless the Party entitled to be indemnified (the "Indemnified Party," whether one or more) from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by the Indemnified

     Party, directly or indirectly, as a result of or arising from: (i) any inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by the other Party in this Agreement or the Additional Documents; or (ii) any Excluded Liability (defined below).

             (b) For purposes of this Agreement: (i) the term "Excluded Liability" shall include any and all claims of any holder of any legal or beneficial interest in the Smileage Shares which are based upon, related to, or arise out of any agreements, transactions, acts, or omissions made or occurring prior to the Effective Time, including without limitation the claims of any such holder who dissents with respect to the Merger, excepting only any claims against ADP or American arising out of the failure of either of them to perform their respective obligations under this Agreement; and (ii) the term "Indemnifiable Claims" shall mean the matters with respect to which the Indemnified Party is entitled to indemnification under (S)8.2(a).

             (c) For purposes of this Article, all Damages shall be computed net of any insurance proceeds actually collected by the Indemnified Party. The Indemnified Party agrees to assign to the Party against whom indemnification is being sought (the "Indemnifying Party," whether one or more) its rights to receive any other insurance proceeds which may otherwise reduce the Damages. The Indemnifying Party shall thereafter have the right to pursue any such insurance proceeds. The Indemnified Party shall have no obligation to present or pursue any claim for insurance with respect to any Damages.

             (d) Each Party shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in (S)8.2(a), above, if the same shall be suffered by any parent, subsidiary or affiliate of such Party.

             (e) The liability hereunder of the Smileage Shareholders shall be joint and several with respect to the breach of any representation, warranty or covenant in this Agreement and in any Additional Document and several and not joint with respect to the breach of any covenant which is several in the Agreement and in any Additional Document.

     (S)8.3  Limitations on Indemnification.  Rights to indemnification under
             ------------------------------
(S)8.2(a)(i) are subject to the following limitations:

             (a) ADP shall not be entitled to indemnification hereunder with respect to an Indemnifiable Claim under (S)8.2(a) arising out of a breach of a representation or warranty (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims exceeds $50,000, in which event the indemnity provided for above, shall be effective for all amounts in excess of $50,000. Notwithstanding the foregoing, there shall be no dollar limitations and no threshold amount with respect to an Indemnifiable Claim relating to a breach of the representations and warranties set forth in (S)(S)4.2, 4.3, 4.5, and 4.11.

          (b) The obligation of indemnity with respect to the representations and warranties set forth in (S)4.10 of this Agreement shall terminate on the expiration of the respective periods of limitations applicable to assessment and collection of taxes under laws then applicable to such taxes, with respect to the representations and warranties as to the absence of unpaid or undisclosed taxes (including any interest, penalties or expenses) of Smileage.

          (c) The obligation of indemnity with respect to the representations and warranties set forth in (S)4.19 of this Agreement shall terminate upon expiration of the respective statutes of limitation applicable to the items addressed in such section.

          (d) The obligation of indemnity with respect to the representations and warranties contained in (S)(S)4.2, 4.3, 4.5, and 4.11 of this Agreement shall not expire.

          (e) The obligation of indemnity with respect to the representations and warranties set forth in Article IV of this Agreement other than those addressed in the immediately preceding subsections (b), (c), and (d) shall terminate on the date which is 90 days after the third anniversary of the Effective Time.

          (f) The foregoing provisions of this (S)8.3 notwithstanding, if, prior to the termination of any obligation to indemnify, written notice of a claimed breach or other occurrence or matter giving rise to a claim of indemnification is given by the Indemnified Party to any other Party, or a suit or action based upon a claimed breach is commenced against any Party, the Indemnified Party shall not be precluded from pursuing such claimed breach, occurrence, other matter, or suit or action, or from recovering from the other Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

          (g) The foregoing provisions of this Article VIII notwithstanding, the total liability of Smileage and the

     Smileage Shareholders for Damages with respect to all Indemnifiable Claims shall not exceed $4,900,000 in the aggregate.

     (S)8.4  Procedure for Indemnification with Respect to Third Party Claims.
             ----------------------------------------------------------------

             (a) If a Party desires to seek indemnification under this Article with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it shall give notice to the Indemnifying Party within a reasonable period of time of the Indemnified Party's becoming aware of any such Indemnifiable Claim, which notice shall set forth such material information with respect to such Indemnifiable Claim as is then reasonably available to the Indemnified Party. If any such liability is asserted against the Indemnified Party and the Indemnified Party notifies the Indemnifying Party of such liability, the Indemnifying Party shall be entitled, if they so elect by written notice delivered to the Indemnified Party within a reasonable period of time (not to exceed 15 days in any event) after receiving the Indemnified Party's notice (the "Response Period"), to assume the defense of such asserted liability with counsel satisfactory to the Indemnified Party. Notwithstanding the foregoing: (i) the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing; and (ii) the rights of the Indemnified Party to be indemnified in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing provisions unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced by such failure. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the Parties shall make available to each other all relevant information in their possession which is material to any such assertion.

             (b) In the event that the Indemnifying Party fails to assume the defense of the Indemnified Party against any such Indemnifiable Claim, within the Response Period, the Indemnified Party shall have the right to defend, compromise or settle such Indemnifiable Claim on behalf, for the account, and at the risk of the Indemnifying Party.

             (c) Notwithstanding anything in this (S)8.4 to the contrary, (i) if there is a reasonable probability that an Indemnifiable Claim may materially and adversely affect the Indemnified Party, its subsidiaries or affiliates, other than as a result of money damages or other money payments, then the Indemnified Party shall have the right, at the cost and expense of the Indemnifying Party, to defend, compromise or settle such Indemnifiable Claim; and (ii) the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect of any Indemnifiable Claim unless such settlement, compromise or consent includes as an unconditional term the giving by the claimant or the plaintiff to the Indemnified Party (and its subsidiaries and affiliates) a release from all liability in respect of such Indemnifiable Claim.

     (S)8.5  Procedure For Indemnification with Respect to Non-Third Party
             -------------------------------------------------------------
Claims.  In the event that the Indemnified Party asserts the existence of an
------
Indemnifiable Claim giving rise to Damages (but excluding Indemnifiable Claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party specifying the nature and amount of the Indemnifiable Claim asserted. If the Indemnifying Party, within 15 days after the receipt of such notice by the Indemnified Party, have not given written notice to the Indemnified Party announcing their intent to contest such assertion by the Indemnified Party, such assertion shall be deemed accepted and the amount of Indemnifiable Claim shall be deemed a valid Indemnifiable Claim. In the event, however, that the Indemnifying Party contests the assertion of an Indemnifiable Claim by giving such written notice to the Indemnified Party within such 15-day period, then if the Parties, acting in good faith, cannot reach agreement with respect to such Indemnifiable Claim within 10 days after such notice, the contested assertion of the claim shall be referred to binding arbitration in Milwaukee, Wisconsin, in accordance with the then-current rules of the American Arbitration Association. The determination made in accordance with such rules shall be delivered in writing to the Parties and shall be final and binding and conclusive on the Parties and the amount of the Indemnifiable Claim, if any, determined to exist shall be a valid Indemnifiable Claim. Each Party shall pay its own legal, accounting and other fees and expenses in connection with such a contest; provided that if the contested claim is referred to and ultimately determined by arbitration, the legal, accounting and other fees and expenses of the prevailing Party and the fees and expenses of any arbitrator shall be borne by the non-prevailing Party.

     (S)8.6  Right of Setoff.  In addition to its other rights under this
             ---------------
Agreement and the Additional Documents, each Party shall have the right to setoff any amounts owing to such Party by any other Party against any amounts owing to such other Party, whether pursuant to this Agreement, the Additional Documents or otherwise.

                                  ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

            (S)9.1  Attorney In Fact.  Each Smileage Shareholder hereby
                    ----------------
irrevocably appoints [____________________] as such Smileage Shareholder's attorney-in-fact and agent ("Agent"), and grants to [____________________] full power and authority to take any and all actions, and perform and do any and all things, in such Smileage Shareholder's place and stead, which [____________________] may deem necessary or appropriate in connection with this Agreement or the transactions contemplated by this Agreement, as fully as such Smileage Shareholder might or could do if personally present and acting, including without limitation executing, acknowledging or verifying, and delivering any amendments, agreements, consents, certificates, acknowledgements or other documents described in or relating to this Agreement or the transactions contemplated by this Agreement, receiving and giving notices under this Agreement, and taking any and all other actions which are permitted or required to be taken by such Smileage Shareholder under this Agreement.

          (S)9.2  Notices.  All notices and other communications under this
                  -------
Agreement to any Party shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) to that Party at the telecopy number for that Party set forth below, mailed by certified mail (return receipt requested) to that Party at the address for that Party (or at such other address for such Party as such Party shall have specified in notice to the other Parties), or delivered to Federal Express, United Parcel Service, or any similar express delivery service for delivery to that Party at that address:

                                 (a)  If to ADP:

                                 American Dental Partners, Inc.
                                 301 Edgewater Place, Suite 320
                                 Wakefield, Massachusetts  01880-1249
                                 Attention:  Gregory A. Serrao, President
                                 Telecopy No.:  (617) 224-4216

                                 with a copy to

                                 Baker & Hostetler
                                 65 East State Street
                                 Columbus, Ohio 43215
                                 Attention:  Gary A. Wadman, Esq.
                                 Telecopy No.:  (614) 462-2616

                            (b)  If to Smileage:

                                 Smileage Dental Care, Inc.
                                 9052 North Deerbrook Trail
                                 Milwaukee, Wisconsin  53223
                                 Attention:  Don A. Deike, President
                                 Telecopy No.: (414) ____________

                                 with a copy to

                                 Niebler & Muren, S.C.
                                 450 North Sunnyslope Road
                                 Suite 270
                                 Chancellory Park I
                                 Drawer 825
                                 Milwaukee, Wisconsin  53008-0825
                                 Attention:  Joseph C. Niebler, Esq.
                                 Telecopy No.:  (414) 784-7630

                            (c) If to any Smileage Shareholder, to Agent at the following address:

                                 David H. Erickson, D.D.S.
                                 857 East Glenbrook Road
                                 Bayside, Wisconsin  53217

                                 with a copy to

                                 Niebler & Muren, S.C.
                                 450 North Sunnyslope Road, Suite 270
                                 Chancellory Park I
                                 P.O. Drawer 825
                                 Milwaukee, Wisconsin 53008-0825
                                 Attention:  Joseph C. Niebler, Sr., Esq.
                                 Telecopy No.: (414) 784-7630

     (S)9.3  Non-Waiver.  No failure by any Party to insist upon strict
             ----------
compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any other Party shall affect, or constitute a waiver of, any other Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provision of this Agreement shall affect or constitute a waiver of, any Party's right to demand strict compliance with all provisions of this Agreement.

     (S)9.4  Genders and Numbers.  Where permitted by the context, each pronoun
             -------------------
used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

     (S)9.5  Headings.  The headings of the various articles and sections of
             --------
this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and sections, and shall be ignored in construing this Agreement.

     (S)9.6  Counterparts.  This Agreement may be executed in multiple
             ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

     (S)9.7  Entire Agreement.  This Agreement (including all exhibits,
             ----------------
schedules, and other documents referred to in this Agreement (the "Incorporated Documents"), all of which are hereby incorporated by reference) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement, including without limitation the Letter Agreement dated September 30, 1996. All obligations of any Party under any Incorporated Document shall constitute an obligation of such Party under this Agreement. Any capitalized terms used in any Incorporated Document which are not otherwise defined therein shall have the respective meanings given such terms in this Agreement.

     (S)9.8  No Third Party Beneficiaries.  Nothing contained in this Agreement,
             ----------------------------
expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties and American, any rights, remedies or other benefits under or by reason of this Agreement.

     (S)9.9  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of Wisconsin without regard to principles of conflicts of law.

     (S)9.10 Binding Effect; Assignment.  This Agreement shall be binding upon,
             --------------------------
inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors, and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties.

     (S)9.11 Remedies.  All rights and remedies of each Party under this
             --------
Agreement shall be cumulative and in addition to all other rights and remedies which may be available to that Party from time to time, whether under any other agreement, at law, or in equity.

     (S)9.12 Expenses.  Except as otherwise specifically provided in this
             --------
Agreement, each Party will bear his, her, and its respective legal, accounting, and other costs and expenses associated with the transactions contemplated by this Agreement (including without limitation the costs of any brokers and financial advisors), it being understood that all such costs and expenses incurred by Smileage shall be paid by the Smileage Shareholders.

     (S)9.13 Public Announcements.  This Agreement and the transactions
             --------------------
contemplated herein shall be confidential and no Party shall disclose any information relating to this transaction without the prior written consent of Smileage and the president of ADP, except for such disclosures to such professional advisors as may be necessary or appropriate in order to complete the Merger and related transactions. Each Party and its representatives will exercise all reasonable efforts to maintain confidentiality with respect to this transaction at all times prior to the public announcement, if any, of this Agreement. The provisions of this section will be subject to each Party's obligation to comply with applicable requirements of federal or state laws or any governmental order or regulation.

     (S)9.14 Severability.  With respect to any provision of this Agreement
             ------------
finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.


                         AMERICAN DENTAL PARTNERS, INC.


                         By /s/ Gregory A. Serrao
                            -------------------------------------
                            Gregory A. Serrao, President



                         SMILEAGE DENTAL CARE, INC.


                         By /s/ Don A. Deike
                            -------------------------------------
                            Don A. Deike, President

                         /s/ David H. Erickson
                         ----------------------------------------
                         DAVID H. ERICKSON, D.D.S.

                         /s/ John Sebanc
                         ----------------------------------------
                         JOHN SEBANC, D.D.S., M.S.



                    [Signatures continued on following page]

                         ANN SEBANC TRUST


                         By /s/ Ann Sebanc
                            -------------------------------------
                            Ann Sebanc, Trustee

                         /s/ Robert F. Chojnacki, D.D.S.
                         ----------------------------------------
                         ROBERT F. CHOJNACKI, D.D.S.

                         /s/ Stephen Froehlich, D.D.S.
                         ----------------------------------------
                         STEPHEN FROEHLICH, D.D.S.

                         /s/ Gerald D. Patterson, D.D.S.
                         ----------------------------------------
                         GERALD D. PATTERSON, D.D.S.

                         /s/ Jesley C. Ruff, D.D.S.
                         ----------------------------------------
                         JESLEY C. RUFF, D.D.S.

                         /s/ Don A. Deike
                         ----------------------------------------
                         DON A. DEIKE